DIMON Incorporated
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EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA
NEWS RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952
February 4, 2003

DIMON’s Second Quarter Earnings Rise to Reflect Continued Business Progress Company Confirms Fiscal 2003 Earnings Guidance

Danville, VA – DIMON Incorporated (NYSE: DMN) today announced that net income for its second fiscal quarter ended December 31, 2002, excluding market valuation adjustments for derivative financial instruments, was $6.1 million, or $0.14 per basic share, compared to year earlier net income of $5.9 million, or $0.13 per basic share.  DIMON’s net income for the six months ended December 31, 2002, excluding market valuation adjustments for derivative financial instruments, was $19.5 million, or $0.44 per basic share, compared to $16.9 million, or $0.38 per basic share, for the year earlier period.

DIMON’s results, in accordance with generally accepted accounting principles, include market valuation adjustments from the application of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  In discussing the Company’s forecast and actual operating performance, management consistently excludes these market valuation adjustments because they do not reflect the Company’s operating activities, are non-cash in nature, and will reverse in their entirety during the remaining term of the underlying derivative financial instruments.  Including market valuation adjustments for derivative financial instruments, DIMON’s net income for the second quarter was $6.3 million, or $0.14 per basic share, compared to $6.2 million, or $0.14 per basic share, for the year earlier quarter.  Net income for the six months ended December 31, 2002 was $11.3 million, or $0.25 per basic share, compared to $10.1 million, or $0.23 per basic share, for the year earlier period.

Sales and other operating revenues for the second quarter were $305.7 million, compared to $376.4 million for the year earlier quarter.  A majority of the decrease in sales related to delayed shipments from Zimbabwe.  The delays resulted from a combination of late delivery at the request of a customer and, to a lesser extent, a current shortage of shipping containers available in the country.  The delayed Zimbabwe shipments are expected to be realized during the current quarter ending March 31.  Sales and other operating revenues for the six months ended December 31, 2002 were $576.7 million, compared to $665.1 million for the year earlier period.  Worldwide trading conditions for leaf tobacco continue to be favorable, and DIMON’s uncommitted inventories remain at an optimal level.

Gross profit as a percentage of sales and other operating revenues for the second quarter was 14.4%, up from 12.6% in the year earlier quarter, primarily reflecting the overall mix of products shipped.  For the six months ended December 31, 2002, gross profit amounted to 17.3% of revenues, compared to 15.1% for the year earlier period.

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DIMON Incorporated
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Selling, general and administrative (SG&A) expenses for the second quarter were $25.1 million, down $1.9 million in comparison to the year earlier quarter, due primarily to the elimination of goodwill amortization of $1.7 million, as well as continued expense discipline.  For the six months ended December 31, 2002, SG&A expenses were $51.0 million, down $2.2 million in comparison to the year earlier period.

Interest expense for the second quarter declined by $1.4 million, or 11.5%, primarily reflecting more effective application of cash balances to reduce seasonal borrowing activity on short-term bank lines.  At December 31, 2002, total debt net of cash was $521.7 million, up $15.4 million, or 3.0%, in comparison to December 31, 2001.  The increase relates to a somewhat larger financing requirement for inventories, particularly in connection with the delayed Zimbabwe shipments.

Brian J. Harker, President and Chief Executive Officer, stated, “We continue to see a substantially balanced global market for leaf tobacco, as customer demand remains in equilibrium with supply.  We capitalized on positive trading conditions through our enhanced customer service capabilities, and continued to benefit from our cost savings initiatives, as well.  While delayed shipments from Zimbabwe held back our performance during the second quarter to an extent, we remain firmly on track to achieve our expectations for the full fiscal year.  Looking forward, we confirm our previously disclosed earnings guidance of between $1.00 and $1.05 per basic share for fiscal year 2003, excluding any effects from market valuation adjustments for derivatives.  In confirming this guidance, I want to again emphasize the need for caution in connection with our Zimbabwean operations.  The business environment in Zimbabwe is being impacted by the deteriorating economic and political situation, complicating our ability to forecast operating results.  To date, however, our operations there have not experienced any material disruption, and we expect the remainder of the current year Zimbabwe crop to be substantially shipped during the current quarter ending March 31.  We continue to closely monitor the situation.”

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. Risks and uncertainties include changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for the Company’s tobacco products, and the impact of regulation and litigation on the Company’s customers.  A further list and description of these risks, uncertainties and other factors can be found in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and other filings with the Securities and Exchange Commission.

DIMON Incorporated is the world’s second largest dealer of leaf tobacco with operations in more than 30 countries.  As the Company’s business is seasonal, the results of a single quarter are not necessarily indicative of the results to be expected for the full year.  For more information on DIMON, visit the Company’s website at www.dimon.com.

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Condensed Statement of Consolidated Income	Second Quarter				First Six Months
	December 31				December 31
(Unaudited - 000's Except Per Share Data)	2002		2001		2002		2001
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Sales and other operating revenues…………………………….	$305,721		$376,363		$576,665		$665,084
Cost of goods and services sold…………………………………	261,549		328,767		476,907		564,876
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Gross Profit………………………………………………………	44,172		47,596		99,758		100,208
Selling, administrative and general expenses……………….	25,128		27,034		51,019		53,225
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Operating income………………………..................………………	19,044		20,562		48,739		46,983
Interest expense………………………………................…………	10,979		12,400		23,143		23,729
Current (recovery) charge derivative financial instruments…	(202)		(382)		10,565		9,220
Income tax expense…………………...........………………………..	1,905		2,311		3,464		3,770
Equity in net loss of investee
companies, net of income taxes………………………………..	(90)		(32)		(237)		(145)
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Net Income……………………………….........……………………	$ 6,272		$ 6,201		$ 11,330		$ 10,119
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Basic Earnings Per Share……...............………………………….	$.14		$.14		$.25		$.23
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Diluted Earnings Per Share…...............………………………….	$.14	*	$.14	*	$.25	*	$.22	*
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Average number of shares outstanding:
Basic………………………………...........……………….	44,531		44,525		44,528		44,525
Diluted………………………...............……………….	45,055	*	44,987	*	45,031	*	45,041	*

Cash dividends per share………………………………….	$.075		$.05		$.125		$.10
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*	Assumed conversion of Convertible Debentures at the beginning of the period has an antidilutive effect on earnings per share.

Reconciliation of Net income Figures Used in Press Release
	Second Quarter				First Six Months
	December 31				December 31
(Unaudited - 000's Except Per Share Data)	2002		2001		2002		2001
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U.S. GAAP Net Income……………………………………………….	$ 6,272		$6,201		$11,330		$ 10,119
Reconciling items, net of tax effect:
Market valuation adjustments for derivatives………………………	(156)		(279)		8,135		6,740
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Adjusted Net Income………………………………………………….	$6,116		$ 5,922		$19,465		$16,859
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Adjusted Basic Income Per Share……………………………………..	$.14		$.13		$.44		$.38
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DIMON Incorporated
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Note 1 - Derivative Financial Instruments:  In accordance with Statement of Financial Accounting Standards No. 133 (FAS 133), "Accounting for Derivative Instruments and Hedging Activities," special hedge accounting is eliminated if the interest rate swap instruments do not meet certain criteria, thus requiring the Company to recognize all changes in their fair value in its current earnings. For the three months ended December 31, 2002 and 2001, the Company recognized non-cash recoveries before income taxes of $(202) and $(382), respectively, from the change in the fair value of these derivative financial instruments.  For the six months ended December 31, 2002 and 2001, the Company recognized non-cash charges before income taxes of $10,565 and $9,220, respectively, from the change in the fair value of these derivative financial instruments.  As a result of fluctuations in interest rates, and volatility in market expectations, the fair market value of interest rate swap instruments can be expected to appreciate or depreciate over time and may continue to create volatility in reported earnings.

Note 2 - Amortization of Goodwill:  Effective July 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (FAS 142), " Goodwill and Other Intangible Assets."  Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statement.  Other intangible assets will continue to be amortized over their useful lives.  Application of the non-amortization provisions of FAS 142 resulted in  increases in net income, after tax, of $1.7 million or earnings per basic share of $.04 and of $3.4 million or earnings per basic share of $.07 for the quarter and six months ended December 31, 2002, respectively.  The Company has completed its initial transitional assessment and has determined that no potential goodwill impairment exists as of July 1, 2002.  In future years, a goodwill impairment review will be conducted at least annually and any impairment charges that are required to be recorded would be charged to operating income.

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